Exhibit 10.27.5

EXECUTION VERSION

AMENDMENT NO. 5 TO

MASTER REPURCHASE AGREEMENT

This AMENDMENT NO. 5 TO MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of June 18, 2014 by and between Bank of America, N.A. (“Buyer”) and loanDepot.com, LLC (“Seller”). This Amendment amends that certain Master Repurchase Agreement by and between Buyer and Seller, dated as of December 23, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility. Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendments. Effective as of June 18, 2014, the Agreement is hereby amended as follows:

(a)	Section 6.2 is hereby amended by deleting 6.2(c) in its entirety and replacing it with the following (modified text underlined for review purposes):

(c) Interim Servicing Period; No Servicing Fee or Income. For each Transaction, Seller’s or the Servicer’s, as applicable, right to interim service a Purchased Mortgage Loan shall commence on the related Purchase Date and shall automatically terminate without notice on the earlier of (i) thirty (30) days after the related Purchase Date or (ii) the Repurchase Date. If the interim servicing period expires with respect to any Purchased Mortgage Loan for any reason other than Seller repurchasing such Purchased Mortgage Loan, then such interim servicing period shall automatically terminate if not renewed by Buyer. In connection with any such renewal, Seller or the Servicer, as applicable, shall continue to interim service the Purchased Mortgage Loan for a thirty (30) day extension period. Absent any such extension of the interim servicing period, Seller or the Servicer, as applicable, shall transfer servicing of the Purchased Mortgage Loan (which shall include the delivery of all servicing records related to such Purchased Mortgage Loan) to Buyer or its designee in accordance with the instructions of Buyer and any other applicable requirements of this Agreement. For the avoidance of doubt, upon expiration of the interim servicing period (including the expiration of any extension period) with respect to any Purchased Mortgage Loan, Seller shall have no right to service the related Purchased Mortgage Loan nor shall Buyer have any obligation to extend the interim servicing period (or continue to extend the interim servicing period), it being understood that upon such expiration, Seller shall promptly transfer the servicing of the related Purchased Mortgage Loan to Buyer or its designee in accordance with the instructions of Buyer and any other applicable requirements of this Agreement. Buyer shall have no obligation to pay Seller or the Servicer, as applicable, nor shall Seller or the Servicer, as applicable, have any right to deduct or retain, any servicing fee or similar compensation in connection with the interim servicing of a Purchased Mortgage Loan.

(b)	Section 6.3(b) of the Agreement is hereby amended by inserting the following new paragraph immediately after subclause “(ii)” thereof:

If Buyer delivers a Margin Call to Seller on or prior to 9:00 a.m. (Pacific time) on any Business Day, then Seller shall transfer cash or Additional Purchased Mortgage Loans, as applicable, to Buyer no later than 2:00 p.m. (Pacific time) that same day. If Buyer delivers a Margin Call to Seller after 9:00 a.m. (Pacific time) on any Business Day, Seller shall be required to transfer cash or Additional Purchased Mortgage Loans no later than 2:00 p.m. (Pacific time) on the next subsequent Business Day. Notice of a Margin Call may be provided by Buyer to Seller electronically or in writing, such as via electronic mail or posting such notice on Buyer’s customer website(s).

(c)	Section 8.2 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following (modified text underlined for review purposes):

8.2	Representations and Warranties Concerning Purchased Assets. Seller represents and warrants to and covenants with Buyer that, as of the related Purchase Date through and until the date on which such Purchased Mortgage Loan is repurchased by Seller, (a) each Purchased Mortgage Loan is an Eligible Mortgage Loan, and (b) the representations and warranties contained on Exhibit L hereto are true and correct with respect to each Purchased Mortgage Loan.

(d)	Section 9.9 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following (modified text underlined for review purposes):

9.9	Fidelity Bonds and Insurance. Seller shall maintain an insurance policy, in a form and substance satisfactory to Buyer, covering against loss or damage relating to or resulting from any breach of fidelity by Seller, or any officer, director, employee or agent of Seller, any loss or destruction of documents (whether written or electronic), fraud, theft, misappropriation and errors and omissions, such that Buyer shall have the right to pursue any claim for coverage available to any named insured to the full extent allowed by law. This policy shall name Buyer as a loss payee with an unlimited right of action and shall provide coverage in an amount as required by the Fannie Mae Guide. Following approval by Buyer of a specific insurance policy, Seller shall not amend, cancel, suspend or otherwise change such policy without the prior written consent of Buyer.

(e)	Section 14.23 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following (modified text underlined for review purposes):

14.23	Examination and Oversight by Regulators. Seller agrees that the transactions with Buyer under this Agreement may be subject to regulatory examination and oversight by one or more Governmental Authorities. Seller shall comply with all requests made by Buyer to assist Buyer in complying with regulatory requirements imposed on Buyer.

(f)	Exhibit A to the Agreement is hereby amended by deleting the definitions of “Asset Value”, “Liquidity”, “Market Value”, “Mortgage Loan” and “Subsidiary” in their respective entireties and replacing them with the following (modified text underlined for review purposes):

Asset Value: With respect to each Purchased Mortgage Loan and any date of determination, an amount equal to the following, as applicable, as the same may be reduced in accordance with Section 4.3, and, in the case of each Purchased Mortgage Loan, as shall include the related servicing rights:

(a) if the Purchased Mortgage Loan has Standard Status, the product of the related Type Purchase Price Percentage and the least of: (i) the Market Value of such Purchased Mortgage Loan; (ii) the unpaid principal balance of such Purchased Mortgage Loan; (iii) the purchase price paid by Seller for such Purchased Mortgage Loan if it is a Mortgage Loan; and (iv) the Takeout Price committed by the related Approved Investor, if applicable;

(b) if the Purchased Mortgage Loan is a Noncompliant Mortgage Loan, the product of the related Type Purchase Price Percentage for a Noncompliant Mortgage Loan and the least of: (i) the Market Value of such Purchased Mortgage Loan; (ii) the unpaid principal balance of such Purchased Mortgage Loan; (iii) the purchase price paid by Seller for such Purchased Mortgage Loan if it is a Mortgage Loan; and (iv) the Takeout Price committed by the related Approved Investor, if applicable; or

(c) if the Purchased Mortgage Loan is a Defective Mortgage Loan, zero.

Liquidity: As of any date of determination, the sum of (a) Seller’s unrestricted and unencumbered cash and Cash Equivalents and (b) the balance in the Over/Under Account exclusive of funds held due to a Margin Deficit or Margin Call. By way of example but not limitation, cash in escrow and/or impound accounts shall not be included in this calculation.

Market Value: With respect to a Mortgage Loan, the fair market value of the Mortgage Loan as determined by Buyer in its sole discretion without regard to any market value assigned to such Mortgage Loan by Seller. Buyer’s determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of Buyer. At no time and in no event will the Market Value of a Purchased Mortgage Loan be greater than the Market Value of such Purchased Mortgage Loan on the Purchase Date. Any Mortgage Loan that is not a Purchased Mortgage Loan shall have a Market Value of zero.

Mortgage Loan: An Agency Eligible Mortgage Loan, Conventional Conforming Mortgage Loan, Government Mortgage Loan, Jumbo Mortgage Loan (including a Jumbo Interest Only Mortgage Loan), Super Jumbo Mortgage Loan, HARP Mortgage Loan, HomePath Mortgage Loan, HomePath Renovation Mortgage Loan, Manufactured Home Loan, Texas Cash-Out Refinance Mortgage Loan or Bond Loan – 1st Lien, which Mortgage Loan may be either a Dry Mortgage Loan or a Wet Mortgage Loan.

Subsidiary: With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

(g)	Exhibit A to the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

Custodial Agreement: That certain Amended and Restated Custodial Agreement, dated as of July 18, 2012, among Buyer, Seller and Custodian, as the same may be amended, supplemented or otherwise modified from time to time.

Eligible Mortgage Loan: A Mortgage Loan that meets the eligibility criteria set forth in the Transactions Terms Letter.

Fannie Mae Guide: The Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended.

Manufactured Home Loan: A Conventional Conforming Mortgage Loan, FHA Mortgage Loan or VA Mortgage Loan secured by a manufactured home (as defined by HUD) provided that (a) such manufactured home is attached to a permanent foundation, is no longer transportable (mobile homes) and is considered and treated as “real estate” under applicable law (b) such manufactured home is originated in compliance with Title II under FHA 203(b) and (c) such Conventional Conforming Mortgage Loan, FHA Mortgage Loan or VA Mortgage Loan is eligible for securitization by an Agency pursuant to the terms of the applicable Agency guidelines.

Seller’s Underwriting Guidelines: The standards, procedures and guidelines of Seller for underwriting Mortgage Loans, including any updates thereto from time to time, in each case as acceptable to Buyer in its sole discretion.

Tax Distributions: Tax Distributions, as defined and set forth in the limited liability company agreement of Seller, that are intended to provide cash to the members to allow them to pay income taxes with respect to taxable income of Seller.

(h)	Exhibit L: Representations and Warranties Concerning Purchased Assets is hereby amended by deleting subclause “(a)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(a) Eligible Loan. The Mortgage Loan is an Agency Eligible Mortgage Loan, Conventional Conforming Mortgage Loan, Government Mortgage Loan, Jumbo Mortgage Loan (including a Jumbo Interest Only Mortgage Loan), Super Jumbo Mortgage Loan, Bond Loan – 1st Lien, HomePath Mortgage Loan, HomePath Renovation Mortgage Loan, Manufactured Home Loan, Texas Cash-Out Refinance Mortgage Loan or HARP Mortgage Loan, as applicable. The Mortgage Loan is a legal, valid and binding obligation of the Mortgagor thereunder, enforceable in accordance with its terms and subject to no offset, defense or counterclaim, obligating Mortgagor to make the payments specified therein.

(i)	Exhibit L: Representations and Warranties Concerning Purchased Assets is hereby amended by deleting subclause “(d)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(d)	Origination and Servicing. The Mortgage Loan has been originated and serviced in material compliance with Seller’s Underwriting Guidelines, applicable Approved Investor and Insurer requirements and all applicable federal, state and local statutes, regulations and rules, including, without limitation, the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder, the Federal Fair Credit Reporting Act, the Federal Equal Credit Opportunity Act, the Federal Real Estate Settlement Procedures Act of 1974, as amended, and Regulation X thereunder, and all applicable usury, licensing, real property, consumer protection and other laws.

2.	No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.

3.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

4.	Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

5.	Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.

6.	Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

7.	Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

[signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller falls to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A.		LOANDEPOT.COM, LLC

By:		By:

Name:	Adam Robitshek	Name:	John Lee

Title:	Vice President	Title:	CFO

Signature Page to Amendment No. 5 to Masler Repurchase Agreement – Bank of America/loanDepot